 EXHIBIT 23.1

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

CONSENT OF INDEPENDENT  REGISTERED PUBLIC ACCOUNTING  FIRM

We consent to the inclusion in the Registration  Statement  to Form S-1 of our report dated March 24, 2022, relating to the consolidated  financial statements of Vemanti Group, Inc. and Subsidiary as of and for the years ended December 31, 2021, and 2020 and consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

Irvine, California

December 7, 2022